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                                Exhibit 10.99 (c)
                         CONTRACT TERMINATION AGREEMENT

THIS AGREEMENT made as of the 30th day of December 1999.

                  BETWEEN: CHOICES ENTERTAINMENT CORPORATION, a Delaware
                           corporation ("Choices")

                                      -And-

                           Republic Hotel Investors, Inc., a Washington corporation ("RHII")

WHEREAS Choices and RHII are the parties to a binding Letter of Intent the ("LOI") dated as of the 30th day of August, 1999 in respect of the acquisition of the business of RHII by Choices;

AND WHEREAS the parties thereto have agreed to terminate the LOI;

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are hereby irrevocably acknowledged by each of the parties hereto, the parties hereto hereby covenant and agree as follows:

1. RHII hereby accepts the sum of 500,000 shares of the common stock, par value $0.01 per share, of Choices in full and final settlement of any and all amounts owing by Choices to RHII or its officers, directors, shareholders or agents, pursuant to the LOI, which shares are hereby assigned over by RHII to Lorne Bradley and or his nominee, and such shares shall be delivered to RHII as soon as is reasonably practicable after the date of this Agreement but in any event no later than February 15, 2000. The shares of the common stock deliverable pursuant to this agreement shall be registered in the name of Railex Republic Industrial Development Corporation whose address is P.O. Box 2148, Vancouver, B.C., V6B 3T8, Canada.

2. The LOI is hereby terminated and has no further force and effect as of the date hereof. Choices hereby agrees to timely pay any amount owed

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Seattle Northwest Securities Corporation when, as and if such amount owing becomes a liquidated amount.

3. Lorne Bradley hereby tenders his resignation as Chairman of the Board of Directors, President and Chief Executive Officer of Choices which resignation is hereby accepted.

4. RHII does hereby release and forever discharge Choices and any directors, officers and employees of Choices of and from all manner of actions, causes of action, deeds, suits, proceedings, debts, dues, duties, accounts, interest, covenants, contracts, demands, damages sums of money, obligations, promises, guarantees and liabilities whatsoever, both in law an in equity, which RHII ever had, now has or hereafter can, shall or may have for or by reason of or in respect of any cause, act, matter or thing whatsoever existing up to and including the date hereof against Choices or any one of them, provided that nothing herein contained shall be construed so as to release Choices from their obligations and covenants arising out of or in respect of this Agreement.

5. Choices does hereby remise, release and forever discharge RHII of and from all manner of actions, causes of action, deeds, suits, proceedings, debts, dues, duties, accounts, interest, covenants, contracts, demands, damages, sums of money, obligations, promises, guarantees and liabilities whatsoever, both in law an in equity, which RHII and any officer, director, shareholder or agent thereof ever had, now has or hereafter can, shall or may have for or by reason of or in respect of any cause, act, matter or thing whatsoever existing up to and including the date hereof against RHII, provided that nothing herein contained shall be construed so as to release RHII from its obligations and covenants arising out of or in respect of this Agreement.

6. RHII will not, in any manner whatsoever, directly or indirectly, at any time or under any circumstances, use, impart, disclose, divulge or otherwise make available to any person, or obtain any benefit from, whether directly or indirectly, by any act or omission, any information concerning the property, business or affairs of Choices, without the express written consent of Choices, which consent may be unreasonably withheld.

7. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, and venue shall lie in King County.

8. This Agreement shall inure to the benefit of and be binding upon the

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parties hereto and their respective heirs, executors, administrators, successors and assigns.

9. Time is of the essence of this agreement.


                      [The Next page is the Signature Page}




                                [SIGNATURE PAGE]
IN WITNESS WHEREOF the parties hereto have duly executed this agreement as of the date first written above.

                               Choices Entertainment Corporation,
                               By: its Board of Directors,


                                             /s/ James D. Sink
                                             James D. Sink


                                             /s/ Thomas Renna
                                             Thomas Renna


                                             /s/ Tracy M. Shier
                                             Tracy M. Shier




                                             Republic Hotel Investors, Inc.

                                             By:  /s/ Lorne Bradley

                                                  Lorne Bradley, President

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As to the assignment by RHII over to Lorne Bradley or his nominee:

Republic Hotel Investors, Inc.

By: /s/ Tracy M. Shier

   Tracy M. Shier, Director